EXHIBIT 23(a)



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Versus Technology, Inc.
Traverse City, Michigan


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement, Amendment No. 1, of our report dated December 9, 1996, relating to the consolidated financial statements of Versus Technology, Inc., as of and for the year ended October 31, 1996, which is contained in that Prospectus.

We also consent to the reference of us under the caption
"Experts" in the Prospectus.


/s/ BDO SEIDMAN, LLP
_______________________
BDO Seidman, LLP

Grand Rapids, Michigan
May 7, 1997